                                                                    EXHIBIT 10.1

         "*" Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a Confidential Treatment Request, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                    AGREEMENT

         This Agreement ("Agreement") is made and entered into as of this 5th day of April, 1998, by and between DIRECTV, Inc., a California corporation ("DIRECTV"), and Heartland Wireless Communications, Inc., a Delaware corporation ("Company").

                              W I T N E S S E T H:

         WHEREAS, DIRECTV is an operator of a direct broadcast satellite ("DBS") service through which consumers may receive video, audio and other programming via specialized DSS(R) satellite receiving equipment;

         WHEREAS, DIRECTV desires to establish a single-family household DBS/MMDS program (the "Program") to solicit orders for DIRECTV(R) video, audio and other programming services;

         WHEREAS, DIRECTV desires that Company act as a commissioned sales agent under the Program and solicit Company's residential customers and prospects through direct sales methods, including, telemarketing, direct mail, door-to-door sales, and such other methods as DIRECTV shall approve ("Approved Sales Methods"), to order DIRECTV programming packages and services (as set forth on EXHIBIT A incorporated herein, the "DIRECTV Programming Packages") as a complement to the consumer's purchase, lease or rental of DSS receiving equipment (the "DSS System");

         WHEREAS, Company desires to act as a commissioned sales agent of DIRECTV under the Program and solicit residential customers through Approved Sales Methods to order DIRECTV Programming Packages as a complement to the consumer's purchase, lease or rental of DSS System;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. TERM. Unless earlier terminated in accordance with the terms hereof, the term of our agreement shall commence upon the execution of this Agreement and shall continue for a period of five (5) years. To this end, Company shall use commercially reasonable efforts to maximize the acquisition of DIRECTV subscribers under this Agreement and the Cooperative Marketing Agreement as defined below.

B. TERRITORY. Company shall be authorized to solicit orders for DIRECTV Programming Packages via Approved Sales Methods only from single family residential households ("Residential Households"), excluding any condominium complex, apartment building (including both rental and cooperative apartments), or townhouse communities, and other multiple dwelling units (collectively, "MDUs") located in the contiguous United States (the "Territory"). Notwithstanding the foregoing, the parties hereto acknowledge the existence of a Cooperative Marketing Agreement between DIRECTV and Company, whereby Company became a "System Operator" of DIRECTV in connection with the MDUs. The parties agree that the rights as set forth herein to Company are provided on the basis that Company will continue to perform its obligations under such Cooperative Marketing Agreement "***".

C.       ORDERS FOR DIRECTV PROGRAMMING PACKAGES.

         (1) Company shall "***" solicit orders for DIRECTV Programming Packages and to promote and enhance DIRECTV's business, reputation and goodwill. DIRECTV will notify Company from time to time of the DIRECTV Programming Packages for which Company will be authorized to accept orders from the Residential Households. All such orders for DIRECTV Programming Packages shall


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                  be taken on the terms and conditions, including pricing,
                  specified to Company in writing by DIRECTV. "***"

         (2) Company acknowledges and agrees that this Agreement authorizes Company to submit to DIRECTV solely those orders for DIRECTV Programming Packages that Company (or its employees on Company's behalf) has solicited. In no event shall Company submit orders to DIRECTV that have been solicited by another agent, or for which Company has paid, has agreed to pay, or will pay another person or entity any fees, commission or other compensation (other than any compensation to its employees) without the prior written consent of DIRECTV, which consent may be withheld in DIRECTV's sole discretion. Any breach of this Section shall be deemed a material breach of this Agreement.

D.       FEES.

         (1) Subject to the limitations and restrictions set forth in this Agreement, DIRECTV will pay Company a continuing service fee (the "Continuing Service Fee") as set forth in the Fee Schedule set forth in EXHIBIT B incorporated herein, representing a percentage of all DIRECTV Programming Packages revenue (excluding any Taxes, applicable fees and revenue received in connection with pay-per-view or other non-subscription programming) received by DIRECTV from each Qualifying Subscriber (the "Net Revenues"), commencing on the date of activation of such Qualifying Subscriber until the earlier of (a) the termination or expiration of this Agreement for any reason or (b) the termination, deactivation or discontinuation of such Qualifying Subscriber's DIRECTV Programming Package for any reason. In addition, an activation fee will be paid to Company at the time of activation of service for a Qualifying Subscriber ("Activation Fee") based on the requirements and guidelines as set forth in EXHIBIT B. Such Activation Fees are subject to chargebacks under certain circumstances as specified in EXHIBIT B. "Qualifying Subscriber" shall mean a Residential Household located within the Territory from which Company solicits and takes the initial order for a DIRECTV Programming Package pursuant to the terms of this Agreement and which order is transmitted to DIRECTV in accordance with the terms of this Agreement and approved by DIRECTV in its sole discretion.

         (2) All Fees for orders of DIRECTV Programming Packages will be paid within "*" days after the accounting month, as such accounting month is determined by DIRECTV (the "Accounting Month"), in which DIRECTV receives payment for such DIRECTV Programming Package.

         (3) Company understands that DIRECTV will pay Fees as set forth herein for DIRECTV Programming Packages sold by Company to Residential Households in areas in the Territory which have not been purchased by the National Rural Telecommunications Cooperative ("NRTC"). DIRECTV will pay Fees for DIRECTV Programming Packages sold by Company to Residential Households in areas in the Territory which have been purchased by the NRTC only in the amount and for the period of time that NRTC reimburses DIRECTV for such Fee payments. Attached as EXHIBIT C is a map indicating the areas in the Territory purchased by the NRTC. As those NRTC territories which have agreed to reimburse DIRECTV become known to DIRECTV, DIRECTV shall provide Company with a list of such territories. Upon execution of this Agreement, DIRECTV agrees to provide Company with a complete list of NRTC zip codes in an electronic format.

         (4) Company shall not earn, and DIRECTV shall not pay, any Fees or other amounts for any order of a DIRECTV Programming Package that is not accurately, completely and properly transmitted to DIRECTV by Company promptly pursuant to the terms set forth in this Agreement and those Policies and Procedures described herein below. Notwithstanding anything to the contrary contained herein, "***"

E.       DSS SYSTEM SUBSIDY.

         (1) For each Qualifying Subscriber who initially activates a minimum of DIRECTV Select Choice programming package during the term of this Agreement, DIRECTV will provide a subsidy payment to Company equal to "***". Company shall be solely responsible and liable for any difference between the price of the DSS System purchased by Company and the Subsidy provided by

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                  DIRECTV. As a way of example, if the Subsidy provided by
                  DIRECTV hereunder is "*" and the price of the DSS System purchased by Company is "*", Company shall be solely responsible for the "*" in the difference between the two amounts.

         (2) Company hereby agrees and acknowledges that, in order to receive the Subsidy as set forth herein, Company must provide such DSS System to the Qualifying Subscribers through a rent, lease, rent-to-own or lease-to-own model, which rent, lease, rent-to own or lease -to-own model/arrangement must be in compliance with any and all applicable federal, state and local laws, statutes, codes, rules, regulations, ordinances or otherwise.

         (3) Company hereby represents and warrants that each DSS System subsidized hereunder will generate, during the term of this Agreement, gross revenues of "*" or more, in DIRECTV Programming purchases (including pay-per-view movies and events and sports programming subscriptions) on an aggregate basis (collectively, the "Gross Revenues"). Upon the expiration or termination of this Agreement for any reason, if the aggregate Gross Revenues from all Qualifying Subscribers are less than "*" times the aggregate number of DSS System provided to such Qualifying Subscribers (the "Aggregate Minimum Gross Revenues"), Company shall pay DIRECTV the difference between the Aggregate Minimum Gross Revenues and the actual gross revenues generated from the Qualifying Subscribers. As a way of example, if DIRECTV provides the Subsidy for 300 DSS Systems, the Aggregate Minimum Gross Revenues shall be (300 x "*"), or "*"; if the actual gross revenues are less than "*", Company shall remit to DIRECTV the difference between such revenues. DIRECTV will remit the DSS System Subsidy to Company within "*" days of verification of purchases of DSS Receivers by Company and subsequent leasing/renting of such DSS System to Qualifying Subscribers.

         (4) DIRECTV will not provide DSS Systems to Company except as otherwise agreed by DIRECTV and Company. In the event that the DSS System is provided in lieu of the Subsidy, Company must request shipment of DSS Systems in increments of 25 DSS Systems with a minimum request of 25 DSS Systems, otherwise Company shall bear the cost of the shipping and other charges related therewith. For purposes of this Agreement, a DSS System provided hereunder shall be treated as an equivalent to a DSS System Subsidy, wherever appropriate. DIRECTV shall notify Company of any changes to the price/cost of the DSS System for purposes of the Subsidy at least 30 days prior to such change.

         (5) Except as otherwise provided under this Section E, Company shall be solely responsible and liable, and reimburse DIRECTV, if necessary, for any and all costs, expenses, charges, fees and taxes in connection with the Subsidies provided by DIRECTV hereunder.

         (6) The access card included in each DSS System requires recycling by DIRECTV each time a DSS System is assigned from a terminated or deactivated Qualifying Subscriber to a new Qualifying Subscriber. Company shall be responsible and liable to DIRECTV for any and all costs associated with the recycling of the access card (which fee must be reasonable in relation to the costs incurred by DIRECTV in connection with the recycling process) upon such assignment.

         (7) The reimbursement obligations of Company as set forth in Section E shall survive the expiration or termination of this Agreement.

F.       ADVERTISING.

         (1) Company agrees to "***" market DIRECTV Programming Packages and services and shall spend an average of "***" per Qualifying Subscriber in connection with such advertising efforts.

         (2) DIRECTV agrees to assist Company in the marketing and promotion of DIRECTV Programming Package through matching of Company's actual advertising spending (the "Advertising Co-Op Fund"). In order to receive the Advertising Co-Op Fund, Company must obtain DIRECTV's prior approval for the applicable advertising programs and the spending therefor (the "Approved Programs"). For every dollar spent by Company in connection with the Approved Programs of the

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                  DIRECTV Programming Packages in accordance with this
                  Agreement, DIRECTV will pay Company the Advertising Co-Op Fund in an amount up to "***" per Qualifying Subscriber. Company shall provide documentation as reasonably requested by DIRECTV which verifies the advertising costs incurred by Company for the Approved Programs. Company agrees that it will apply the Advertising Co-Op Fund throughout the term of the Agreement toward the advertising of the DIRECTV Programming Packages to potential Qualifying Subscribers. DIRECTV will provide the Advertising Co-Op Fund to Company within "***" days of verification of Company's actual advertising spending in accordance with this Section.

         (3)      "***"

G.       DISPLAY MATERIALS; MARKETING/MERCHANDISING AND ADVERTISING.

         (1) PROMOTION AND ADVERTISING. Except as set forth in Section F hereinabove, Company agrees to promote and advertise DIRECTV and/or DSS products, at Company's sole cost and expense, using traditional advertising and marketing means at Company's sole discretion and after prior approval by DIRECTV with a targeted market area that is in accordance with Company's standard marketing practices. Company agrees to provide all such promotion and advertising materials to DIRECTV for approval prior to use by Company, and DIRECTV shall provide its approval or denial of approval, as the case may be, within no more than 10 business days from the date of receipt of such materials.

         (2) TELEMARKETING. Company may implement, subject to DIRECTV's written approval, telemarketing operations designed to promote DIRECTV Programming Packages in the Territory. Such telemarketing operations shall be implemented in accordance with a mutually agreeable plan. Company may engage in other Approved Sales Methods promoting DIRECTV Programming Packages, provided that DIRECTV shall have given its advance written approval thereof (which approval may be granted or withheld in DIRECTV's sole discretion at any time).

         (3) LOGO/TRADEMARK/SERVICE NAME GUIDELINES. DIRECTV has provided Company with a trademark and logo usage guidelines manual attached hereto in EXHIBIT D (which manual may be amended by DIRECTV from time to time) that specifies the proper use and placement of the DIRECTV and DSS trademarks, service names and logos. Company agrees to use DIRECTV and DSS trademarks, service names and logos only in accordance with the provisions of the guidelines manual. Company shall not use any logo, trademark, service mark or name of any supplier of DIRECTV (including, without limitation, entities providing programming to DIRECTV) for any purpose not allowed by such supplier.

         (4) RISK OF LOSS. Company shall be responsible for any loss of, or damage to any photos, slides, artwork or other graphic or written materials (collectively, "Materials") provided to Company by DIRECTV pursuant to this Agreement (whether prepared by DIRECTV or by a third party for DIRECTV) while in Company's custody. Company shall pay DIRECTV for any loss of or damage to Materials, including all costs for replacement or re-creation of the Materials. Company's responsibility shall commence when the Materials are received by Company and shall terminate only when Company returns all Materials to DIRECTV in accordance with this Agreement.

         (5) NONCOMPLIANCE. Any material noncompliance by Company with the provisions of this Section, including but not limited to, failure to obtain DIRECTV's approval of promotional and advertising materials prior to use by Company shall be a material breach of this Agreement.

H.       OTHER COVENANTS AND REPRESENTATIONS.

         (1) STANDARD OF CONDUCT. Company shall not engage in any activity or business transaction which could be considered unethical, or anticompetitive or damaging to DIRECTV's image or goodwill or harmful to DIRECTV's business in any way. Company agrees that it will comply with all applicable federal, state and local laws, regulations and codes in the performance of this Agreement and in all activities undertaken by Company pursuant to or in furtherance of the goals of this Agreement, including, without limitation, all federal and state laws governing sales by direct sales methods, and any rules

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                  and regulations of any homeowners' associations governing
                  Residential Households Company may solicit. Company agrees to indemnify DIRECTV for any loss or damage that may be sustained by reason of Company's failure to comply with such federal, state and local laws, regulations and codes.

         (2) NO FINANCING OR COLLECTION OF FEES. Company shall not provide financing for, or collect subscription fees or other money due to DIRECTV from customers for, orders taken for DIRECTV Program Packages; subscription fees for such orders shall be billed directly to the customer by DIRECTV. If, in accidental contravention of this Section, a subscriber purchasing a DIRECTV Programming Package from Company pays Company for such DIRECTV services, Company shall promptly notify DIRECTV and take such action (including collection from such subscriber and payment to DIRECTV of the subscription price and any applicable taxes or other governmental charges) as DIRECTV may direct.

         (3)      "***"

         (4) ACCOUNTING SUPPORT/RECORD MAINTENANCE. Each party shall provide the other party with accounting support and all information necessary to support subscriber requests and to verify such party's compliance with the terms of this Agreement. Each party shall maintain accurate records of all matters that relate to such party's obligations under this Agreement in accordance with generally accepted accounting principles and practices uniformly and consistently applied in a format that will permit audit. Each party shall retain such records for a period of at least three (3) years from the date of final payment. To the extent that the records may be relevant in determining whether a party is complying with its obligations hereunder, the other party and its authorized representatives shall have access to the records for inspection and audit at all reasonable times during normal business hours.

         (5) ACTIVATIONS/TRAINING. Company shall allow only Company's full-time employees (and not any independent contractors, sub-agents or other person or entity) to solicit, take or transmit any orders for DIRECTV Programming Packages unless Company obtains DIRECTV's prior written consent to use of such other person or entity, which consent may be withheld in DIRECTV's sole, reasonable discretion. DIRECTV will provide training and training materials to Company's training personnel, as reasonably necessary. Company will be responsible for the subsequent training of Company's personnel to the satisfaction of DIRECTV. Any failure to adequately train Company's personnel within thirty (30) days after notice thereof by DIRECTV shall be a material breach of this Agreement.

         (6) NO TYING. Company agrees that in no event shall any sale of a DIRECTV Programming Package or any DSS System be conditioned upon, tied to or otherwise bundled with the sale of any other product or service, including, without limitation, any extended warranty other than a manufacturer's warranty, other than as approved by DIRECTV in writing.

         (7) TYPE OF ENTITY. Company hereby represents and warrants that:

                  (a) Except as otherwise expressly set forth in this Agreement, Company is engaged in an independent business, and intends to and will perform its obligations under this Agreement as an independent contractor and not as an agent or employee of DIRECTV; Company's personnel are agents, employees or subcontractors of Company and are not employees or agents of DIRECTV; Company has and hereby retains the right to exercise full control of and supervision over the employment, direction, compensation and discharge of any and all of Company's personnel assisting in the performance of such obligations; Company will be solely responsible for all matters relating to payment of Company's personnel, including compliance with workers compensation, unemployment, disability insurance, social security, withholding, and all other federal, state and local laws, rules and regulations governing such matters; and Company will be responsible for its own acts and those of its agents, employees and subcontractors during the performance of its obligations under this Agreement; and

                  (b) This Agreement is intended to secure to DIRECTV Company's assistance and cooperation and shall operate to preclude Company from performing services for others during the term of this Agreement that could reasonably result in a conflict of interest with the contractual

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                           relationship represented by this Agreement. Without
                           limiting any other provisions of this Agreement, Company agrees that such a conflict of interest would include, but not be limited to, Company or one of its affiliates entering into a business relationship with any other provider of a direct broadcast business. If Company or one of its affiliates does undertake such services, Company shall promptly so notify DIRECTV and DIRECTV may, at its option, terminate this Agreement, in addition to any other rights DIRECTV may have under the terms of this Agreement.

                  (c) Company has provided to DIRECTV a true and complete list of all Company's existing retail locations and shall promptly provide DIRECTV with any additions or deletions to such list during the term of this Agreement.

                  A breach of any provision in this Section shall be a material breach of this Agreement.

I.       AUTOMATED ACCOUNT SET-UP SYSTEM.

         (1) The parties will work together to identify opportunities and potential viability for establishing an electronic communications interfaces between Company and DIRECTV to allow Company to perform automated account set-up and processing from Company's location and which comply with the technical parameters and/or standards specified by DIRECTV. Each of us shall be responsible for implementing and bearing the costs associated with our respective interfaces. Company shall pay any telephone line costs associated with the electronic communications interface link between Company and the Electronic Data Interchange ("EDI") address (or other applicable computer interface connection point) where DIRECTV accesses the orders Company transmit to DIRECTV.

         (2) Company hereby covenants that it will maintain and only use, an electronic communications interface which complies with the technical parameters and/or standards specified by DIRECTV; provided, however, other methods for transmitting and confirming orders (such as facsimile) may be used only when the electronic communications interface is unavailable and DIRECTV provides Company advance written notice that Company may use such methods. Company agrees to pay those additional costs incurred by DIRECTV that are directly related to the use of such other method, if use of such other method is the result of action or inaction by Company, or is associated with a problem or deficiency in Company's equipment.

         (3) After receiving an authorization request message from Company's automated account set-up system, DIRECTV shall, upon acceptance of such request, establish a pending account for the subscriber, arrange for the necessary authorization messages to the subscriber upon activation, and be responsible for all billing/statement activities related to the subscriber.

         (4) If Company transmits to DIRECTV any orders for DIRECTV Programming Packages through the communications interface of another DIRECTV agent or representative, then all Fees paid by DIRECTV for such order and any subsequent orders from such customer will be paid to such other DIRECTV agent or representative. The terms and conditions of any fees which Company may receive for such orders shall be negotiated solely between Company and such other DIRECTV agent or representative. If at any time during the term of this Agreement Company transmits all or substantially all orders which Company takes for DIRECTV Programming Packages through the communications interface of another DIRECTV agent or representative, then DIRECTV may terminate this Agreement upon "*" days' written notice to Company.

J.       TERMINATION.

         (1) Either party may terminate this Agreement, effective immediately upon "*" days written notice to the other party following a material breach of this Agreement by the other party, unless such material breach is cured within such period. In addition, either party may terminate this Agreement, upon written notice, if the other party becomes insolvent or institutes or permits to be instituted against it any proceedings seeking receivership, trusteeship, bankruptcy, reorganization, assignment for the benefit of creditors, or other proceedings under Title 11 of the United States Code or as provided by

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                  any other insolvency law, state or federal. The termination of this Agreement shall not affect DIRECTV's obligations to pay Fees to Company earned and accrued for orders taken prior to such termination pursuant to the provisions hereinabove. The termination of this Agreement shall not affect either party's obligations described in Sections M, N and P below.

         (2) Company agrees that if this Agreement terminates for any reason, then Company shall:

                  (a) immediately discontinue all sales of DIRECTV Programming Packages, and immediately cease to represent and/or imply to any person or entity that Company is an authorized agent for DIRECTV services;

                  (b) immediately discontinue all use of any trademark or tradename associated in any way whatsoever with the DIRECTV Programming Packages, including, without limitation DIRECTV, DSS, all marks or names associated with any programming included in the DIRECTV Programming Packages or in any service or product offered by DIRECTV and such other marks or names which DIRECTV may from time to time notify Company, and confusingly similar or conflicting trademarks, service marks, trade names and all other indicia of origin upon receipt of notice of such designation (together, "Marks"), other than Marks which Company has the independent right to use without the consent of DIRECTV;

                  (c) deliver to DIRECTV, or destroy, at DIRECTV's option and cost (but not including cost of merchandise delivered or destroyed), all tangible things of every kind in Company's possession or control that bear any of the Marks, other than Marks which Company has the independent right to use without the consent of DIRECTV; and

                  (d) upon request by DIRECTV, certify in writing to DIRECTV that such delivery or destruction has taken place.

K. POLICIES AND PROCEDURES. DIRECTV may, from time to time in its sole discretion, provide to Company those Policies and Procedures developed by DIRECTV for its commissioned sales agents, and Company agrees that it will follow and abide by the policies and procedures related to taking orders for and the promotion of DIRECTV Programming Packages as specified from time to time in such Policies and Procedures (subject to the provisions of this Section). DIRECTV may incorporate such Policies and Procedures as they apply to Company into this Agreement, by notifying Company at least thirty (30) days in advance of the date on which such Policies and Procedures are to become effective subject to, only in the case of an item which materially and adversely affects Company, Company's written consent (which shall not be unreasonably withheld). If Company fails to provide DIRECTV written notice of either such consent or refusal to give such consent within twenty (20) days after receiving such notice, Company shall be deemed to have consented. If Company provides a written notice reasonably withholding such consent, then DIRECTV may elect, in its sole discretion, either (i) to continue the relationship as subject to this Agreement without incorporating the proposed Policies and Procedures or (ii) to immediately terminate this Agreement with no further obligation to Company. Any material noncompliance by Company with those Policies and Procedures to which Company has consented (or to which Company is deemed to have consented), which Company does not cure to DIRECTV's satisfaction within thirty (30) days after DIRECTV provides Company a written notice of such material noncompliance, shall be a material default of this Agreement.

L. INSURANCE. Any and all insurance and/or bonds that may be required under the laws, ordinances and regulations of any governmental authority with respect to Company's sale or solicitation of orders for DIRECTV Programming Packages including, but not limited to, workers' compensation insurance, are and shall be the sole responsibilities of Company. Without limiting in any way Company's indemnification obligations under this Agreement, Company shall maintain, at its expense, workers' compensation insurance as required by applicable laws or employer's liability insurance with limits of not less than $1,000,000 per occurrence and automobile liability insurance covering owned and non-owned automobiles with limits of not less than $1,000,000 combined single limit per occurrence. Company shall also maintain commercial general liability insurance, including contractual liability and personal injury liability (with "employee" and "contractual" exclusions deleted) with limits of not less than $1,000,000 combined single limit per occurrence and excess liability insurance (umbrella form) with limits not less than $5,000,000 per occurrence, to provide

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         protection against claims and/or liabilities including, but not limited to, claims for bodily injury or property damage which may arise or result from this Agreement, whether the services are performed by Company or any of its subcontractors or by an agent and/or by anyone directly or indirectly employed by either Company or any such subcontractor or agent. Simultaneous with the execution of this Agreement, Company shall deposit with DIRECTV evidence of the required insurance protection in the form of certificates of insurance for the insurance coverage described above. The amounts shall not be less than the amounts specified above, or such other amounts as specified in advance in writing by DIRECTV's Insurance Office. These certificates must include DIRECTV as an additional named insured. All certificates shall provide that the insurer give thirty (30) days written notice to DIRECTV prior to the effective date of expiration, any material change or cancellation.

M. INDEMNIFICATION. Each party shall indemnify the other, its affiliates and their respective employees, officers, and directors from and against any and all claims, damages, costs, expenses and other liabilities (including attorneys' fees and other costs of investigation and defense) caused by or arising out of, directly or indirectly, a breach or alleged breach of the indemnifying party's representations, warranties, covenants or obligations under this Agreement. DIRECTV's obligation to indemnify Company with respect to the content of any programming (including without limitation claims relating to trademark, copyright, music, music performance and other proprietary interests) is expressly limited to the extent of any applicable pass-through indemnification provided to DIRECTV pursuant to its then-existing agreements with the providers of such programming. COMPANY EXPRESSLY WAIVES ANY RIGHT TO INDEMNIFICATION ARISING OUT OF THE CONSTRUCTION, USE AND/OR OPERATION OF DIRECTV'S SATELLITE(S) AND RELATED SYSTEMS. COMPANY FURTHER AGREES TO INDEMNIFY AND HOLD HARMLESS DIRECTV, ITS AFFILIATES AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS AND EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS, LEGAL REPRESENTATIVES, HEIRS AND ASSIGNS, FROM ANY AND ALL CLAIMS OF ANY OF COMPANY'S EMPLOYEES OR AGENTS FOR COMPENSATION AND/OR DAMAGES ARISING OUT OF THE TERMINATION OR NON-RENEWAL OF THIS AGREEMENT OR OF COMPANY'S ABILITY TO TAKE ORDERS FOR DIRECTV PROGRAMMING PACKAGES.

N. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY, WHETHER FORSEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM.

O. ARBITRATION. Any controversy, claim dispute or disagreement arising out of, or relating to, this Agreement or any breach or alleged breach thereof which cannot be settled amicably by the parties shall be resolved according to binding arbitration conducted in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Rules"); provided, however, that the parties may seek injunctive relief in any court of competent jurisdiction. Arbitration shall be by a single arbitrator chosen by the parties, provided that, if the parties fail to agree and to appoint a single arbitrator within thirty (30) calendar days from the date a party has made a demand for arbitration, then the arbitrator shall be chosen in accordance with the Rules. The decision of the arbitrator shall be final and binding on the parties and any award of the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such controversy, claim or dispute, nor shall any party seek punitive damages relating to any matter arising out of, or relating to, this Agreement in any other forum. The cost of any arbitration hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, attorneys' fees and all other fees involved, shall be paid by the party determined by the arbitrator to not be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrator.

P. CONFIDENTIALITY. The parties agree that they and their employees have maintained and will maintain, in confidence, the terms and provisions of this Agreement as well as all data, summaries, reports or information of all kinds ("Confidential Information"), whether oral (only if the disclosing party requests in writing, at any time before any disclosure by the other party, that such oral information be deemed Confidential Information) or written, acquired or devised or developed in any manner from the other party's personnel or files or from performance of Company's obligations hereunder, including, but not limited to, customer lists and information concerning customer identification, location, order and billing information ("Customer Information"). The parties further agree that they have not and will not reveal Confidential Information (including Customer Information) to any third party except: (i) at the written direction of the other party; (ii) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction or governmental agency, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding;
         (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section; (iv) in order to enforce any of its rights pursuant to this Agreement; (v) to potential investors, insurers, financing entities and, in the case of DIRECTV, to any entity engaged in its DBS business; provided, however, that such person described above agrees to be bound by the provisions of this Section; or (vi) if at the time of disclosure the Confidential Information is in the public domain through no fault of the disclosing party. All Confidential Information, including Customer Information and customer lists, is and shall remain the property of DIRECTV. Either or both parties intend to issue independent press releases upon execution of this Agreement. During the term of this Agreement, each party agrees to provide the other party with a draft of any proposed press release relating to this Agreement or the transaction contemplated hereby before distribution to the public for comments thereon. The parties agree to endeavor in good faith to promptly provide comments to the other party's press release(s). Neither party shall issue a press release without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Q. FORCE MAJEURE. Notwithstanding any other provision in this Agreement, neither Company nor DIRECTV shall have any liability to the other or any other person or entity with respect to any failure of Company or DIRECTV to perform its obligations under the terms of this Agreement if such failure is due to a Force Majeure. "Force Majeure" shall mean any labor dispute; fire; flood; riot; legal enactment; government regulation; Act of God; any problem associated with the construction, use and/or operation of DIRECTV's satellite(s) or related systems; any problem associated with any scrambling/descrambling equipment or any other equipment owned or maintained by others; or any cause beyond the reasonable control of both parties.

R. RIGHTS OF TRANSFER. Neither party shall transfer any of its rights or obligations under this Agreement, except that either party may transfer this Agreement in whole to a successor of all or substantially all of its assets upon written notice to the other party, and DIRECTV may transfer some or all of its rights and obligations under this Agreement in connection with a public offering. Subject to the foregoing, this Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the parties.

S. NO PARTNERSHIP OR EMPLOYEE RELATIONSHIP; NO THIRD PARTY BENEFICIARIES. It is understood and agreed that Company is an independent contractor which takes orders for DIRECTV Programming Packages as a commissioned sales agent. It is further understood and agreed that Company is not a partner or employee of DIRECTV for any purpose whatsoever and Company has no right or authority to make any representation, promise or agreement on behalf of DIRECTV except for such representations, promises or agreements which DIRECTV shall specifically authorize Company, in writing, to make. Any such inconsistent or additional warranty or representation made by Company shall constitute a breach of, and serve as grounds for, termination of this Agreement. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions.

T. NO FRANCHISE. Company acknowledges that DIRECTV has not required Company to pay any franchise fee or other payment as a condition of this Agreement. Company represents and warrants to DIRECTV that Company does not and shall not claim to be a franchisee of DIRECTV, either in relation to this Agreement, or for any purpose, or under any statute, law, rule or regulation.

U. REVIEW OF AGREEMENT BY COUNSEL; INTERPRETATION. By executing this Agreement, each of the parties hereto is warranting and representing to the other that it has had the opportunity to review this Agreement with independent legal, financial, and tax counsel with respect to the effect of each of the terms and conditions contained herein and has either reviewed this Agreement with such counsel or has independently elected not to proceed with such a review. Each of the parties further warrants and covenants that it is satisfied with the results of such consultation or opportunity to review and is signing this Agreement as its free act and deed and not under any force or coercion. Each party acknowledges and agrees that any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and any such right is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

V.       GENERAL PROVISIONS.

         (1) POWER AND AUTHORITY; NO BREACH. Each party represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder and that its execution of this Agreement and performance of its obligations hereunder does not and will not violate any governmental statute, law, rule regulation, ordinance, code, directive or order, or result in a breach of or default under the terms of any contract or agreement by which it is bound.

         (2) TAXES. Any taxes asserted against Company and/or DIRECTV by any local, state, national or international entity, as a result of or arising under Company's and/or DIRECTV's performance of its obligations under this Agreement shall be the responsibility of the parties as follows: (a) Company shall be responsible for any property, employee, service, franchise, customs, import/export duties, excise and any other related taxes or levies arising out of and/or related to Company's performance hereunder; and (b) each party shall be responsible for any taxes related to its income hereunder.

         (3) NOTICES. All notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party at a location specified in writing by such party.

         (4) SEVERABILITY. Nothing contained in this Agreement shall be construed to require commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any law, such law shall prevail; provided, however, that in such event, the affected provisions of this Agreement shall be modified to the minimum extent necessary to permit compliance with such law and all other provisions shall continue in full force and effect.

         (5) AUDIT RIGHTS. Each party shall have the right, upon reasonable notice and at its sole cost and expense (unless a discrepancy of 5% or greater is revealed, in which case the audited party shall reimburse the auditing party for the auditing party's reasonable out-of-pocket costs and expenses) to audit the other party's books and records relating to the performance of this Agreement and shall have reasonable access to such party's personnel as necessary to efficiently conduct such audit. Each party shall conduct any such audit at the other party's place of business during reasonable business hours and without unreasonable disruption to such party's business.

         (6) GOVERNING LAW. This Agreement set forth in this letter shall be interpreted and enforced in accordance with the laws of the State of California, applicable to contracts made and to be performed entirely within the State of California by residents of the State of California (except for its conflict of laws principles).

         (8) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter. Each party acknowledges that the other party has not made any representations other than those that are contained herein. This Agreement may not be amended or modified, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



Heartland Wireless Communications, Inc.        DIRECTV, Inc.


By: /s/ C. D. McHenry                          By: /s/ Michael R. Meltzer
   --------------------------------------         --------------------------
Name:Carroll D. McHenry                        Name: Michael R. Meltzer
     ------------------------------------           ------------------------
Title:Chairman & CEO                           Title:Vice President,  Multi-Unit Sales
      -----------------------------------            ---------------------------------

                                   EXHIBIT A
                          DIRECTV PROGRAMMING PACKAGES
                               [ATTACHED HERETO]

                                   EXHIBIT B
                                  FEE SCHEDULE
                               [ATTACHED HERETO]

                                   EXHIBIT C
                                    NRTC MAP
                               [ATTACHED HERETO]

                                   EXHIBIT D
                            DIRECTV LOGO GUIDELINES
                               [ATTACHED HERETO]